CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-148815 on Form N-6 of our report dated April 18, 2025, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Separate Account VL II of Talcott Resolution Life and Annuity Insurance Company, appearing on Form N-VPFS, and to the reference to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 24, 2025